                                                                     EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and trustees of Anchor Pathway Fund do hereby severally constitute and appoint Susan L. Harris, Scott L. Robinson, Peter C. Sutton and Robert M. Zakem or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacities set forth below.

Signature                          Title                                  Date
/s/James K. Hunt             Trustee, Chairman and President         January 19, 1995
----------------------       (Principal Executive Officer)
James K. Hundt

/s/Scott L. Robinson         Senior Vice President, Treasurer        January 19, 1995
----------------------       and Controller (Principal Financial
Scott L. Robinson            and Accounting Officer)

/s/Richards D. Barger        Trustee                                 January 19, 1995
----------------------
Richards D. Barger

/s/Frank L. Ellsworth        Trustee                                 January 19, 1995
----------------------
Frank L. Ellsworth

/s/Gordon F. Hampton         Trustee                                 January 19, 1995
----------------------
Gordon F. Hampton

/s/Norman J. Metcalfe        Trustee                                 January 19, 1995
----------------------
Norman J. Metcalfe